Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
AND CONFIRMS 2025 GUIDANCE
Conference call on Thursday, May 1, 2025, at 8:00 a.m. Central Time.
HOUSTON, Texas, April 30, 2025 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter of 2025.
First Quarter Highlights:
–Revenue grew $28.8 million over the first quarter of 2024
–Gross profit increased $17.2 million, or 6%, over the same quarter of last year
–Comparable total funeral services performed grew 1.8% in the current quarter
–Comparable total funeral sales average grew 2.3% in the current quarter
–GAAP earnings per share was $0.98 compared to $0.89 in the first quarter of 2024 resulting in 10% growth over the prior year quarter
–Adjusted earnings per share was $0.96 compared to $0.89 in the first quarter of 2024 resulting in 8% growth over the prior year quarter
–GAAP operating cash flow grew to $311.1 million in the current year quarter compared to $220.1 million in the prior year quarter
–Adjusted operating cash flow grew to $316.0 million in the current year quarter compared to $220.1 million in the prior year quarter
Tom Ryan, the Company's Chairman and CEO, commented on the first quarter performance:
"We are proud to report adjusted earnings per share growth of 8% and strong adjusted operating cash flows in the first quarter of 2025. This was driven by strong performance in our funeral segment with year over year increases in the number of services performed and average revenue per funeral along with growth in general agency revenue. Additionally, effective cost management drove solid gross profit performance and margin expansion. In the cemetery segment, we are continuing to focus on production, which will benefit us in future periods, as undeveloped property sold is constructed. Lastly, our robust cash flow has allowed us to continue investment toward our extensive pipeline of acquisitions while also providing us the flexibility to be opportunistic with stock repurchases.
We remain committed to our long-term growth strategy to grow revenue, leverage our unparalleled scale, and invest our capital wisely to enhance shareholder value. We would not be able to achieve this without our 25,000 associates and their ongoing commitment to providing excellent service to our client families.”
Details of our first quarter 2025 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended March 31,
	2025	2024
Revenue	$1,074.2	$1,045.4
Operating income	$251.7	$232.2
Net income attributable to common stockholders	$142.9	$131.3
Diluted earnings per share	$0.98	$0.89
Earnings excluding special items (1)	$139.6	$131.9
Diluted earnings per share excluding special items (1)	$0.96	$0.89
Diluted weighted average shares outstanding	145.3	147.9
Net cash provided by operating activities	$311.1	$220.1
Net cash provided by operating activities excluding special items (1)	$316.0	$220.1
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

•Diluted earnings per share was $0.98 in the first quarter of 2025 compared to $0.89 in the first quarter of 2024. The current year quarter was favorably impacted by $5.0 million of net gains on divestitures and impairment charges. The prior year quarter was unfavorably impacted by $0.7 million of net losses on divestitures. Diluted earnings per share, excluding special items, was $0.96 in the first quarter of 2025 compared to $0.89 in the first quarter of 2024. Higher gross profit, lower interest expense and lower share count more than offset a higher tax rate resulting in 8% growth over the prior year quarter.

1 Service Corporation International

•Net cash provided by operating activities grew $91.0 million to $311.1 million in the first quarter of 2025 compared to $220.1 million in the first quarter of 2024. Net cash provided by operating activities, excluding special items, grew $95.9 million to $316.0 million in the first quarter of 2025 compared to $220.1 million in the first quarter of 2024. The growth in the quarter is attributable to higher operating income, lower cash interest as well as other working capital benefits, some of which are related to timing differences in the current quarter.
OUTLOOK FOR 2025
Our annual guidance ranges for 2025 detailed below have not changed and are consistent with our previously reported outlook for 2025. Our outlook for diluted earnings per share from continuing operations excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2025 Outlook
Diluted earnings per share excluding special items (1)	$3.70 - $4.00

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,005 - $1,065
Cash taxes expected in 2025 (at the midpoint of Diluted earnings per share guidance)	$175
Net cash provided by operating activities excluding special items (1)	$830 - $890

Capital improvements at existing field locations	$130
Development of cemetery property	$160
Digital investments and corporate	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$315
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following because this information is not currently available for 2025: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs or cash outflows associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, May 1, 2025, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 5800257. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 8, 2025 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 7260026. Additionally, a replay of the conference call will be available on our website for approximately three months.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 700,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At March 31, 2025, we owned and operated 1,489 funeral service locations and 496 cemeteries (of which 309 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Director / Investor Relations	(713) 525-3454
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation, significant reduction in consumer confidence and customer demand, and/or recession.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries could increase costs to our business.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery operational claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2024 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE FIRST QUARTER OF 2025
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended
	March 31,
	2025	2024

Revenue	$1,074,167	$1,045,382
Cost of revenue	(782,750)	(771,169)
Gross profit	291,417	274,213
Corporate general and administrative expenses	(44,701)	(41,325)
Gains (losses) on divestitures and impairment charges, net	4,971	(684)
Operating income	251,687	232,204
Interest expense	(61,483)	(64,352)
Other income, net	3,152	2,462
Income before income taxes	193,356	170,314
Provision for income taxes	(50,429)	(39,040)
Net income	142,927	131,274
Net (income) loss attributable to noncontrolling interests	(47)	27
Net income attributable to common stockholders	$142,880	$131,301
Basic earnings per share:
Net income attributable to common stockholders	$0.99	$0.90
Basic weighted average number of shares	144,116	146,266
Diluted earnings per share:
Net income attributable to common stockholders	$0.98	$0.89
Diluted weighted average number of shares	145,292	147,913

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$227,159	$218,766
Receivables, net	96,151	94,341
Inventories	33,307	33,318
Income tax receivable	1,230	3,775
Other	34,197	27,130
Total current assets	392,044	377,330
Preneed receivables, net and trust investments	6,665,770	6,739,332
Cemetery property	2,135,601	2,129,404
Property and equipment, net	2,587,473	2,581,069
Goodwill	2,086,093	2,081,015
Deferred charges and other assets, net	1,322,983	1,317,256
Cemetery perpetual care trust investments	2,126,124	2,154,032
Total assets	$17,316,088	$17,379,438

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$641,762	$639,274
Current maturities of long-term debt	87,690	83,850
Income taxes payable	42,201	715
Total current liabilities	771,653	723,839
Long-term debt	4,738,245	4,751,448
Deferred revenue, net	1,770,528	1,755,170
Deferred tax liability	652,025	649,195
Other liabilities	506,679	513,480
Deferred receipts held in trust	5,109,978	5,162,525
Care trusts’ corpus	2,115,360	2,145,112
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 146,884,042 and 146,668,589 shares issued, respectively, and 143,273,999 and 144,694,887 shares outstanding, respectively	143,274	144,695
Capital in excess of par value	980,463	986,830
Retained earnings	534,032	553,701
Accumulated other comprehensive loss	(6,694)	(7,221)
Total common stockholders’ equity	1,651,075	1,678,005
Noncontrolling interests	545	664
Total equity	1,651,620	1,678,669
Total liabilities and equity	$17,316,088	$17,379,438

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Three months ended March 31,
	2025	2024

Cash flows from operating activities:
Net income	$142,927	$131,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,126	50,219
Amortization of intangibles	4,200	4,321
Amortization of cemetery property	22,296	21,713
Amortization of loan costs	2,181	1,752
Provision for expected credit losses	2,311	4,185
Provision for deferred income taxes	2,669	2,412
(Gains) losses on divestitures and impairment charges, net	(4,971)	684
Share-based compensation	3,841	3,926
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(104)	6,043
(Increase) decrease in other assets	(2,365)	5,167
Increase (decrease) in payables and other liabilities	48,296	(10,446)
Effect of preneed sales production and maturities:
Decrease (increase) in preneed receivables, net and trust investments	5,076	(61,527)
Increase in deferred revenue, net	16,051	34,170
Increase in deferred receipts held in trust	14,613	26,230
Net cash provided by operating activities	311,147	220,123
Cash flows from investing activities:
Capital expenditures	(78,185)	(79,279)
Business acquisitions, net of cash acquired	(14,869)	(15,839)
Real estate acquisitions	(2,011)	(6,948)
Corporate headquarters	(8,916)	(508)
Proceeds from divestitures and sales of property and equipment	9,537	8,508
Payments for Company-owned life insurance policies	(57)	(2,739)
Proceeds from Company-owned life insurance policies and other	3,757	—
Net cash used in investing activities	(90,744)	(96,805)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	185,000	115,000
Scheduled payments of debt	(6,541)	(5,828)
Early payments and extinguishment of debt	(195,000)	(150,000)
Proceeds from corporate headquarters debt facility	2,522	—
Principal payments on finance leases	(9,332)	(9,019)
Proceeds from exercise of stock options	3,907	17,237
Purchase of Company common stock	(130,450)	(49,461)
Payments of dividends	(45,991)	(43,944)
Bank overdrafts and other	(9,809)	(7,973)
Net cash used in financing activities	(205,694)	(133,988)
Effect of foreign currency	128	(1,826)
Net increase (decrease) in cash, cash equivalents, and restricted cash	14,837	(12,496)
Cash, cash equivalents, and restricted cash at beginning of period	221,399	224,761
Cash, cash equivalents, and restricted cash at end of period	$236,236	$212,265

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended March 31,
	2025	2024
Consolidated funeral:
Atneed revenue	$329.1	$315.4
Matured preneed revenue	205.8	190.1
Core revenue	534.9	505.5
Non-funeral home revenue	27.6	23.7
Non-funeral home preneed sales revenue	22.2	29.1
Core general agency and other revenue	54.8	46.4
Total revenue	$639.5	$604.7

Gross profit	$154.0	$131.9
Gross profit percentage	24.1%	21.8%

Funeral services performed	97,854	94,366
Average revenue per service	$5,748	$5,608

(Dollars in millions)	Three months ended March 31,
	2025	2024
Consolidated cemetery:
Atneed property revenue	$37.2	$35.0
Atneed merchandise and service revenue	75.1	74.7
Total atneed revenue	112.3	109.7
Recognized preneed property revenue	188.7	199.7
Recognized preneed merchandise and service revenue	98.5	98.3
Total recognized preneed revenue	287.2	298.0
Core revenue	399.5	407.7
Other cemetery revenue	35.2	32.9
Total revenue	$434.7	$440.6

Gross profit	$137.4	$142.3
Gross profit percentage	31.6%	32.3%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2025 and 2024. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2024 and ending March 31, 2025.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended March 31,
	2025	2024	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$319.1	$314.2	$4.9	1.6%
Matured preneed revenue (2)	202.6	189.6	13.0	6.9%
Core revenue (3)	521.7	503.8	17.9	3.6%
Non-funeral home revenue (4)	27.5	23.6	3.9	16.5%
Non-funeral home preneed sales revenue (5)	22.2	29.0	(6.8)	(23.4)%
Core general agency and other revenue (6)	54.5	46.2	8.3	18.0%
Total comparable revenue	$625.9	$602.6	$23.3	3.9%

Comparable gross profit	$152.4	$131.7	$20.7	15.7%
Comparable gross profit percentage	24.3%	21.9%	2.4%

Comparable funeral services performed:
Atneed	50,388	50,517	(129)	(0.3)%
Matured preneed	29,273	28,350	923	3.3%
Total core	79,661	78,867	794	1.0%
Non-funeral home	15,963	15,100	863	5.7%
Total comparable funeral services performed	95,624	93,967	1,657	1.8%
Comparable core cremation rate	57.0%	56.6%	0.4%
Total comparable cremation rate (7)	64.1%	63.4%	0.7%

Comparable funeral average revenue per service:
Atneed	$6,333	$6,220	$113	1.8%
Matured preneed	6,921	6,688	233	3.5%
Total core	6,549	6,388	161	2.5%
Non-funeral home	1,723	1,563	160	10.2%
Total comparable average revenue per service	$5,743	$5,613	$130	2.3%

Comparable funeral preneed sales production:
Total preneed sales	$284.1	$316.2	$(32.1)	(10.2)%
Core contracts sold	34,561	36,827	(2,266)	(6.2)%
Non-funeral home contracts sold	19,355	25,777	(6,422)	(24.9)%
Core average revenue per contract sold	$6,533	$6,460	$73	1.1%
Non-funeral home average revenue per contract sold	$3,014	$3,037	$(23)	(0.8)%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

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•Total comparable funeral revenue increased by $23.3 million, or 3.9%, as a $17.9 million increase in core funeral revenue, an $8.3 million increase in core general agency and other revenue, and a $3.9 million increase in non-funeral home revenue was offset by a $6.8 million decrease in non-funeral home preneed sales revenue.
•Core funeral revenue increased by $17.9 million, or 3.6%, primarily due to a favorable 2.5% increase in core average revenue per service and a 1.0% increase in core funeral services performed. The core cremation rate increased 40 basis points to 57.0%.
•Non-funeral home revenue increased by $3.9 million primarily due to a favorable 10.2% increase in non-funeral home average revenue per service and a 5.7% increase in non-funeral home services performed.
•Non-funeral home preneed sales revenue decreased by $6.8 million, primarily due to an operational decision to defer the delivery of urns on preneed contracts to the time of need coupled with a $19.9 million, or 25.5% decline in non-funeral home preneed sales production. The declines in both revenue and production were impacted by expected administrative challenges in our transition from trust to insurance-funded contracts in certain states. Both of these impacts are short-term in nature as we will recognize now deferred urn revenue at the time of need. Partially offsetting these headwinds is an increase in general agency revenue as we shift more production to insurance-funded contracts.
•Core general agency and other revenue grew $8.3 million, primarily due to growth in general agency revenue from higher commission rates as a result of the change in our preneed insurance agreement.
•Comparable funeral gross profit increased $20.7 million to $152.4 million, and the gross profit percentage increased 240 basis points from 21.9% to 24.3%. This increase is primarily due to the increase in revenue mentioned above and our continued successful focus on managing our fixed cost structure.
•Comparable preneed funeral sales production decreased $32.1 million, or 10.2%, in the first quarter of 2025 compared to 2024. Core preneed sales production decreased by $12.1 million, or 5.1%, primarily due to the transition to our new preneed insurance provider in July 2024. Non-funeral home preneed sales production decreased $19.9 million, or 25.5%, primarily due to our transition from trust to insurance-funded contracts mentioned above.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2025 and 2024. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2024 and ending March 31, 2025.

(Dollars in millions)	Three months ended March 31,
	2025	2024	Var	%
Comparable cemetery revenue:
Atneed property revenue	$37.0	$35.0	$2.0	5.7%
Atneed merchandise and service revenue	74.7	74.7	—	—%
Total atneed revenue (1)	111.7	109.7	2.0	1.8%
Recognized preneed property revenue	187.8	199.7	(11.9)	(6.0)%
Recognized preneed merchandise and service revenue	98.2	98.3	(0.1)	(0.1)%
Total recognized preneed revenue (2)	286.0	298.0	(12.0)	(4.0)%
Core revenue (3)	397.7	407.7	(10.0)	(2.5)%
Other revenue (4)	35.2	33.0	2.2	6.7%
Total comparable revenue	$432.9	$440.7	$(7.8)	(1.8)%

Comparable gross profit	$136.8	$142.6	$(5.8)	(4.1)%
Comparable gross profit percentage	31.6%	32.4%	(0.8)%

Comparable cemetery preneed and atneed sales production:
Property	$233.4	$243.6	$(10.2)	(4.2)%
Merchandise and services	204.4	199.3	5.1	2.6%
Discounts and other	(3.0)	(4.1)	1.1	26.8%
Preneed and atneed sales production	$434.8	$438.8	$(4.0)	(0.9)%

Preneed sales production	$322.5	$330.8	$(8.3)	(2.5)%
Recognition rate (5)	91.5%	92.9%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

9 Service Corporation International

(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Total comparable cemetery revenue decreased $7.8 million, or 1.8%, in the first quarter of 2025 compared to the first quarter of 2024. The decrease was primarily due to a $10.0 million decline in core revenue, partially offset by an increase in other revenue of $2.2 million.
•Core revenue was lower by $10.0 million primarily due to a decline of $11.9 million in recognized preneed property revenue due to lower preneed property sales production. The decline was partially offset by a $2.0 million increase in atneed revenue.
•Comparable cemetery gross profit decreased by $5.8 million to $136.8 million. The gross profit percentage decreased from 32.4% to 31.6% due to the decline in revenue mentioned above, partially offset by the impact of effective cost control measures.
•Comparable preneed cemetery sales production decreased $8.3 million, or 2.5%, primarily due to a decline in large sales, partially offset by a modest increase in core preneed cemetery sales production.
Other Financial Results
•Corporate general and administrative expenses were $44.7 million in the first quarter of 2025, up $3.4 million compared to the first quarter of 2024, due to higher workers compensation costs as well as higher expenses related to the timing of incentive compensation accruals versus the prior year quarter.
•Interest expense decreased $2.9 million to $61.5 million in the first quarter of 2025 primarily due to lower rates quarter over quarter on our floating rate debt, partially offset by slightly higher average debt outstanding.
•The GAAP effective income tax rate for the first quarter of 2025 was 26.1%, up from 22.9% in the prior year quarter. Our adjusted effective tax rate was 25.9% in the first quarter of 2025 compared to 22.9% in the prior year quarter. The higher effective tax rate in the current period was primarily due to certain excess tax benefits recognized on the settlement of employee share-based awards in the prior year quarter that are no longer deductible.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended March 31,
	2025	2024
Net cash provided by operating activities	$311.1	$220.1
Legal settlement payments	0.3	—
Restructuring charge payments	4.6	—
Net cash provided by operating activities excluding special items	$316.0	$220.1
Cash taxes included in net cash provided by operating activities excluding special items	$4.9	$1.8
Net cash provided by operating activities excluding special items grew $95.9 million to $316.0 million in the first quarter of 2025 compared to $220.1 million in the first quarter of 2024. The growth in the quarter is primarily due to improvement in working capital of $65.0 million, driven by $36.9 million of higher cemetery installment receipts and other preneed working capital benefits and $28.4 million associated with payroll timing. Additionally, the growth for the quarter was positively impacted by $19.5 million of higher operating income and $14.5 million of lower cash interest. The decrease in cash interest was primarily due to timing associated with the bond financing and coinciding reduction of our drawn bank credit facility completed this past September, as well as lower rates on floating rate debt.

10 Service Corporation International

(Dollars in millions)	Three months ended March 31,
	2025	2024
Capital improvements at existing field locations	$20.7	$24.9
Development of cemetery property	41.4	38.7
Digital investments and corporate	4.8	6.8
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$66.9	$70.4
Growth capital expenditures/construction of new funeral service locations	11.3	8.9
Total capital expenditures	$78.2	$79.3
Total capital expenditures decreased in the current quarter by $1.1 million, primarily due to the timing of capital improvements at existing field locations and lower spend on digital investments and corporate, partially offset by higher spend due to the timing of cemetery property development and higher growth capital expenditures.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of March 31, 2025 is set forth below:

Three Months
Preneed funeral	(0.7)%
Preneed cemetery	(0.5)%
Cemetery perpetual care	(0.4)%
Combined trust funds	(0.5)%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended March 31,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$142.9	$0.98	$131.3	$0.89
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.0)	(0.03)	0.7	—
Tax reconciling items:
Tax effect from significant items	1.3	0.01	(0.1)	—
Change in uncertain tax reserves and other	0.4	—	—	—
Earnings excluding special items and diluted earnings per share excluding special items	$139.6	$0.96	$131.9	$0.89

Diluted weighted average shares outstanding		145.3		147.9

11 Service Corporation International